SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 28, 2005

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2005, the Compensation, Nominating and Governance Committee (the “Committee”) of the Board of Directors of Wal-Mart Stores, Inc. (the “Company”) approved the form of the Performance-Based Restricted Share Award—Notification of Award and Terms and Conditions of Award (the “Notice of Award”) under the Wal-Mart Stores, Inc. Stock Incentive Plan of 2005 (the “Plan”) for executive officers. The form of the Notice of Award is attached to this current report on Form 8-K as exhibit 10.1 and is incorporated herein by reference.

The form of the Notice of Award is modeled after the notices of equity awards that were filed as exhibits to the Company’s current report on Form 8-K filed on June 9, 2005 to ensure consistency between the awards. The material terms and conditions of the performance-based restricted stock awards, as with the other equity awards under the Plan, are contained in the Plan itself, which is described in and attached as Exhibit 10.1 to the Company’s current report on Form 8-K filed on June 9, 2005. The form of the Notice of Award sets forth the additional terms and conditions relating to an award of performance-based restricted stock granted pursuant to the Plan. For any performance-based restricted stock awards to executive officers during the remainder of the fiscal year ending January 31, 2006, the Notice of Award will contain the performance goal and performance period, which will be based on an increase in total gross revenue for the Company during the fiscal year ending January 31, 2007. The form of Notice of Award provides as follows:

•	Performance-based restricted stock becomes vested according to a fixed vesting schedule specified in the Notice of Award, unless a forfeiture condition is incurred before the vesting date or dates.
•

Performance-based restricted stock is immediately forfeited as of the end of the applicable performance period unless the Company meets or exceeds the applicable performance goal or goals during that performance period or periods.

•	The specific performance goal or goals and applicable performance period or periods will be described in an attached appendix to each individual Notice of Award.
•

Performance-based restricted stock is also immediately forfeited if the recipient terminates employment before the vesting date (other than on account of disability, retirement, or death) or the recipient is considering employment with a competitor or is subject to administrative suspension.

•	If the recipient becomes disabled or retires, he or she will become vested on any vesting date that would have occurred no more than 3 months after such disability or retirement.
•	If the recipient dies after 10 years of service or on or after the third anniversary of the Grant Date, the recipient becomes fully vested.
•

Recipients may vote unvested shares of performance-based restricted stock and receive all cash dividends with respect to such shares of performance-based restricted stock (free of vesting restrictions).

•	Non-cash dividends on unvested shares of performance-based restricted stock are subject to the same vesting restrictions as the shares of performance-based restricted stock.

•

The Committee may, in its discretion, elect to defer the vesting date of any award if it determines that the value of the performance-based restricted stock may not be deductible under Code Section 162(m).

•	A recipient may be permitted to voluntarily elect to defer the vesting date of any award pursuant to procedures set forth in the Plan.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Notification of Performance-Based Restricted Stock Award—Notification of Award and Terms and Conditions of Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2005

WAL-MART STORES, INC.

By:	/s/ Jeffrey J. Gearhart

Jeffrey J. Gearhart Vice President and General Counsel, Corporate Division

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Notification of Performance-Based Restricted Stock Award—Notification of Award and Terms and Conditions of Award